CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference into the Prospectus and Statements of Additional Information constituting parts of this Post Effective Amendment No. 49 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 7, 1997, relating to the financial statements and financial highlights appearing in the December 31, 1996 Annual Reports to Shareholders of John Hancock Independence Equity Fund and John
Hancock Utilities Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Auditors" in such Statements of Additional Information and to the references to us under the headings "Financial Highlights" in such Prospectuses.


/s/Price Waterhouse LLP

PRICE WATERHOUSE LLP
Boston, Massachusetts
April 24, 1997

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         CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for Special Value Fund in the John Hancock Growth and Income Funds Prospectus and "Independent Auditors" in the John Hancock Special Value Fund Class A and Class B Shares Statement of Additional Information in Post-Effective Amendment No. 49 to the Registration Statement (Form N-1A, No. 2-29502) dated May 1, 1997.

We also consent to the incorporation by reference therein of our report dated February 7, 1997, with respect to the financial statements and financial highlights of the John Hancock Special Value Fund (one of the portfolios constituting John Hancock Capital Series) in the Form N1-A.



                                                  /s/ERNST & YOUNG LLP
                                                  ERNST & YOUNG LLP

Boston, Massachusetts
April 24, 1997